Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PI Services, Inc. (the "Company") on Form 10-K for the year ended December 31,2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this March 24, 2009.

                                                   /s/ Michael Friess
                                                 -------------------------------
                                                   Michael Friess
                                                   President,
                                                   Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to PI Services, Inc. and will be retained by PI Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to ss.18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.











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